EXHIBIT 24
DIRECTORS OF HOME FEDERAL HOLDINGS CORPORATION
ANNUAL REPORT ON FORM 10-K
POWER OF ATTORNEY
We the undersigned directors of Home Federal Holdings Corporation, hereby severally constitute and appoint Robert B. Wise and Clyde A. McArthur our true and lawful attorney-in-fact and agents, in each of our names, place and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ending December 31, 2008 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1934, as amended, by Home Federal Holdings Corporation, and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting, unto said attorney-in-fact and agents, full power and authority to do and perform, each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ William G. Bagwell William G. Bagwell	Director	April 16, 2009

/s/ John K. Bailey John K. Bailey	Director	April 16, 2009

/s/ John W. Bailey John W. Bailey	Director	April 16, 2009

/s/ Randall L. Crow Randall L. Crow	Chairman of the Board	April 16, 2009

/s/ Ricky D. Davis Ricky D. Davis	Director and Secretary	April 16, 2009

/s/ Lawrence R. Dunn Lawrence R. Dunn	Director	April 16, 2009

/s/ Trent P. Gaites Trent P. Gaites	Director	April 16, 2009

/s/ Rita B. Gray Rita B. Gray	Director and Assistant Secretary	April 16, 2009

/s/ Sidney A. Howell Sidney A. Howell	Director	April 16, 2009

/s/ Daniel Olejnik Daniel Olejnik	Director	April 16, 2009

/s/ Henry C. Schmerler Henry C. Schmerler	Director	April 16, 2009

/s/ H. Phillip Wilburn H. Phillip Wilburn	Director	April 16, 2009